Exhibit 3.2

CERTIFICATE OF FIRST AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OASIS PETROLEUM INC.

July 1, 2022

Oasis Petroleum Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Oasis Petroleum Inc. The Certificate of Incorporation of the Corporation was originally filed on February 25, 2010 and subsequently amended and restated by the Amended and Restated Certificate of Incorporation on November 19, 2020 (collectively, the “Current Certificate of Incorporation”).

SECOND: Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of First Amendment amends certain provisions of the Current Certificate of Incorporation.

THIRD: Article FIRST of the Current Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of this corporation is Chord Energy Corporation (the “Corporation”).”

FOURTH: The first sentence of the first paragraph (a) of Article FOURTH of the Current Certificate of Incorporation is hereby amended and restated as follows:

“(a) The total number of shares of stock which the Corporation shall have authority to issue is 125,000,000 shares of capital stock, classified as (i) 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), and (ii) 120,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).”

FIFTH: Except as provided above, the Current Certificate of Incorporation is unchanged and remains in full force and effect.

SIXTH: The foregoing amendments were duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of First Amendment has been executed by a duly authorized officer of the Corporation as of the date first written above.

OASIS PETROLEUM INC.

By:	/s/ Michael H. Lou
Name:	Michael H. Lou
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO CERTIFICATE OF FIRST AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF OASIS PETROLEUM INC.]